STATE OF ARKANSAS

SECRETARY OF STATE

Charlie Daniels
SECRETARY OF STATE

To All to Whom These Presents Shall Come, Greetings:

I, Charlie Daniels, Secretary of State of Arkansas, do hereby certify that the following and hereto attached instrument of writing is a true and perfect copy of

Articles Of Merger

of

THERMOENERGY CORPORATION

with and into

THERMOENERGY CORPORATION

filed in this office June 25, 2007.

In Testimony Whereof, I have hereunto set my hand and affixed my official Seal. Done at my office in the City of Little Rock, this 25th day of June 2007.

SEAL OF THE SECRETARY OF STATE ARKANSAS

Charlie Daniels

Secretary of State

Document Number: 7632220002

THERMOENERGY CORPORATION

ARTICLES OF MERGER

FILED:06/25/07, #Pages:7

Arkansas Secretary of State
Business Services Division

ARTICLES OF MERGER

OF

THERMOENERGY CORPORATION, AN ARKANSAS CORPORAT

AND

THERMOENERGY CORPORATION, A DELAWARE CORPORAT

INTO

THERMOENERGY CORPORATION, A DELAWARE CORPORATION

Pursuant to the provisions of the Arkansas Business Corporation Act, the undersigned corporations adopt the following articles of merger:

1. The plan of merger is as follows:

The Agreement and Plan of Merger dated May 14, 2007 is attached hereto as Exhibit A and incorporated herein by reference.

2. If shareholder approval was not required, make a statement to that effect.

Shareholder approval was required.

3. As to those corporations in which shareholder approval was required, state the designation, number of outstanding shares, and number of votes entitled to be cast by each voting group entitled to vote separately on the plan:

Constituent Corporation	***Designation***	***Outstanding Shares***
ThermoEnergy Corporation (Delaware)	Common Stock, $0.001 par value	100 shares
ThermoEnergy Corporation (Arkansas)	Common Stock, $0.001 par value	24,633,577 shares
	Series A Convertible Preferred Stock, $1.00 par value	5,940,004 shares

The holders of shares of the Common Stock and the Series A Preferred Stock of ThermoEnergy Corporation (Arkansas) vote together as a single class; in the aggregate, the shareholders of ThermoEnergy Corporation (Arkansas) were entitled to 30,573,581 votes.

4. As to those corporations in which shareholder approval was required, state either the total number of votes cast for and against the plan by each voting group entitled to vote separately on the plan or the total number of undisputed votes cast for the plan separately by each voting group and a statement that the number cast for the plan by each voting group was sufficient for approval by that voting group:

Constituent Corporation	*Votes For*	*Votes Against*
ThermoEnergy Corporation (Delaware)	100	0
ThermoEnergy Corporation (Arkansas)	16,647,668	335,330

The number of votes cast by the shareholders of both ThermoEnergy Corporation (Delaware) and ThermoEnergy Corporation (Arkansas) was sufficient for approval of the plan of merger.

5. Any other provisions permitted or required by law are:

None

Date: June 14, 2007

THERMOENERGY CORPORATION
(an Arkansas corporation)

By: ____________________
Dennis C. Cossey
Chairman of the Board

Date: June 14, 2007

THERMOENERGY CORPORATION
(a Delaware corporation)

By: ____________________
Dennis C. Cossey
Chairman of the Board

Exhibit A

AGREEMENT AND PLAN OF MERGER

OF

THERMOENERGY CORPORATION

(A Delaware Corporation)

AND

THERMOENERGY CORPORATION

(An Arkansas Corporation)

THIS AGREEMENT AND PLAN OF MERGER, dated as of May 14, 2007 (the "Agreement"), is made by and between ThermoEnergy Corporation, a Delaware corporation ("TMEN Delaware"), and ThermoEnergy Corporation, an Arkansas corporation ("TMEN Arkansas"). TMEN Delaware and TMEN Arkansas are sometimes referred to herein as the "Constituent Corporations."

RECITALS

A. TMEN Arkansas is a corporation duly organized and existing under the laws of the State of Arkansas and has an authorized capital of 75,000,000 shares of common stock, par value $0.001 per share and 10,000,000 shares of preferred stock, $1.00 par value per share. All of the preferred stock of TMEN Arkansas has been designated "Series A Convertible Preferred Stock.". As of May 14, 2007, there were 24,633,577 shares of common stock of TMEN Arkansas and 5,940,004 shares of preferred stock of TMEN Arkansas issued and outstanding.

B. TMEN Delaware is a corporation duly organized and existing under the laws of the State of Delaware and, on the date hereof, has authorized capital of 150,000,000 shares of common stock, $0.001 par value per share, and 20,000,000 shares of preferred stock, $0.01 par value per share, of which 10,000,000 shares have been designated "Series A Convertible Preferred Stock" and 10,000,000 shares are undesignated as to series, rights, preferences, privileges, or restrictions. As of the date hereof, 100 shares of common stock of TMEN Delaware were issued and outstanding, all of which were held by TMEN Arkansas, and no shares of preferred stock of TMEN Delaware were issued or outstanding.

C. TMEN Delaware is a wholly owned subsidiary of TMEN Arkansas.

D. The Board of Directors of TMEN Arkansas has determined that, for the purpose of effecting the reincorporation of TMEN Arkansas in the State of Delaware, it is advisable and in the best interests of TMEN Arkansas and its shareholders that TMEN Arkansas merge with and into TMEN Delaware upon the terms and conditions provided herein (the "Merger").

E. The respective Boards of Directors of TMEN Delaware and TMEN Arkansas have approved and adopted this Agreement and have directed that this Agreement be submitted to a vote of their sole stockholder and shareholders, respectively, and executed by the undersigned officers.

F. The Merger is intended to qualify as a reorganization described in Section 368(a) of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, TMEN Delaware and TMEN Arkansas hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

ARTICLE I

MERGER

1.1 Merger. In accordance with the provisions of this Agreement, the Delaware General Corporation Law (the "DGCL") and the Arkansas Business Corporation Act of 1987, as amended (the "ABCA"), TMEN Arkansas shall be merged with and into TMEN Delaware (the "Merger"), the separate existence of TMEN Arkansas

shall cease, and TMEN Delaware shall survive the Merger and shall continue to be governed by the laws of the State of Delaware. TMEN Delaware shall be, and is sometimes referred to herein as, the "Surviving Corporation." The name of the Surviving Corporation shall be ThermoEnergy Corporation.

1.2 Filing and Effectiveness . The Merger shall become effective when the following actions shall have been completed:

(a) this Agreement and the Merger shall have been adopted and approved by the stockholders of each Constituent Corporation in accordance with the requirements of the DGCL and the ABCA;

(b) all of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof;

(c) an executed Certificate of Merger meeting the requirements of the DGCL shall have been filed with the Secretary of State of the State of Delaware; and

(d) this Agreement, together with executed articles of merger, as provided in Section 4-27-1105 of the ABCA, shall have been filed with the Secretary of State of the State of Arkansas.

The date and time when the Merger shall become effective, as aforesaid, is herein called the "Effective Date of the Merger."

1.3 Effect of the Merger . Upon the Effective Date of the Merger, the separate existence of TMEN Arkansas shall cease and TMEN Delaware, as the Surviving Corporation shall:

(i) continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger;

(ii) be subject to all actions previously taken by its and TMEN Arkansas' Board of Directors;

(iii) succeed, without other transfer, to all of the assets, rights, powers and property of TMEN Arkansas in the manner more fully set forth in Section 259 of the DGCL;

(iv) continue to be subject to all of the debts, liabilities and obligations of TMEN Delaware as constituted immediately prior to the Effective Date of the Merger; and

(v) succeed, without other transfer, to all of the debts, liabilities and obligations of TMEN Arkansas in the same manner as if TMEN Delaware had itself incurred them, all as more fully provided under the applicable provisions of the DGCL and the ABCA. Without limiting the generality of the foregoing, any claim existing or action or proceeding pending by or against Surviving Corporation or TMEN Arkansas at the Effective Date of the Merger may, thereafter, be prosecuted by or against Surviving Corporation, as the surviving corporation, or, in connection with any such action or proceeding to which TMEN Arkansas is a party, Surviving Corporation, as the surviving corporation, may be substituted in place of TMEN Arkansas. Neither the rights of creditors nor any liens upon the property of either Surviving Corporation or TMEN Arkansas shall be impaired by reason of the Merger.

ARTICLE II

CHARTER DOCUMENTS AND OFFICERS

2.1 Certificate of Incorporation . The Certificate of Incorporation of TMEN Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

2.2 Bylaws . The Bylaws of TMEN Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

2.3 Directors and Officers . The directors and officers of TMEN Arkansas immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their successors

shall have been duly elected and qualified or until as otherwise provided by law, the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

ARTICLE III

MANNER OF CONVERSION OF STOCK

3.1 TMEN Arkansas Common Stock . Upon the Effective Date of the Merger, each share of TMEN Arkansas Common Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be automatically converted into and exchanged for one (1) fully paid and nonassessable share of Common Stock, $0.001 par value, of the Surviving Corporation.

3.2 TMEN Arkansas Preferred Stock . Upon the Effective Date of the Merger, each share of TMEN Arkansas Series A Convertible Preferred Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be automatically converted into and exchanged for one (1) fully paid and nonassessable share of Series A Convertible Preferred Stock, $0.01 par value, of the Surviving Corporation.

3.2 TMEN Delaware Common Stock . Upon the Effective Date of the Merger, each share of Common Stock, $0.01 par value, of TMEN Delaware issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by TMEN Delaware, the holder of such shares or any other person, be automatically canceled and returned to the status of authorized but unissued shares.

3.3 Exchange of Certificates . After the Effective Date of the Merger, each holder of an outstanding certificate representing shares of TMEN Arkansas Common Stock may, at such stockholder's option, surrender the same for cancellation to Registrar and Transfer Company, as exchange agent (the "Exchange Agent"), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation's Common Stock into which the surrendered shares were converted as provided herein. Unless and until so surrendered, each outstanding certificate theretofore representing shares of TMEN Arkansas Common Stock, par value $0.001 per share, shall be deemed for all purposes to represent the number of shares of the Surviving Corporation's Common Stock, par value $0.001 per share, into which such shares of TMEN Arkansas common stock were converted in the Merger.

After the Effective Date of the Merger, each holder of an outstanding certificate representing shares of TMEN Arkansas Preferred Stock may, at such stockholder's option, surrender the same for cancellation to the Surviving Corporation, and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation's Series A Convertible Preferred Stock into which the surrendered shares were converted as provided herein. Unless and until so surrendered, each outstanding certificate theretofore representing shares of TMEN Arkansas Series A Convertible Preferred Stock, par value $1.00 per share, shall be deemed for all purposes to represent the number of shares of the Surviving Corporation's Series A Convertible Preferred Stock, par value $0.01 per share, into which such shares of TMEN Arkansas Series A Convertible Preferred Stock were converted in the Merger.

The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any shares of stock represented by such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to, and to receive dividends and other distributions upon the shares of Common Stock of the Surviving Corporation represented by, such outstanding certificate as provided above.

Each certificate representing shares of the capital stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of TMEN Arkansas so converted and given in exchange therefore, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws, or other such additional legends as agreed upon by the holder and the Surviving Corporation. If any certificate for shares of TMEN Delaware capital stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered,

it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and comply with applicable securities laws and that the person requesting such transfer pay to TMEN Delaware or the Exchange Agent any transfer or other taxes payable by reason of issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of TMEN Delaware that such tax has been paid or is not payable.

ARTICLE IV

OPTIONS AND WARRANTS

4.1 Options. Upon the Effective Date, (a) TMEN Delaware will assume and continue all of TMEN Arkansas' stock option plans, and all of the outstanding and unexercised portions of all options and rights to buy Common Stock, par value $0.001 per share, of TMEN Arkansas shall become options or rights for the same number of shares of Common Stock, par value $0.001 per share, of TMEN Delaware, with no other changes in the terms and conditions of such options or rights, including exercise prices, and effective upon the Effective Date, TMEN Delaware hereby assumes the outstanding and unexercised portions of such options and rights and the obligations of TMEN Arkansas with respect thereto and (b) one share of TMEN Delaware common stock shall be reserved for issuance under from and after the Effective Date for each one full share of common stock of TMEN Arkansas reserved for issuance under stock options of TMEN Arkansas outstanding immediately prior to the Effective Date.

4.2 Warrants and Convertible Securities. Upon the Effective Date, (a) TMEN Delaware will assume and continue all of TMEN Arkansas' obligations under warrants and other convertible securities outstanding immediately prior to the Effective Date, and all of the rights to buy Common Stock, par value $0.001 per share, of TMEN Arkansas pursuant to all such warrants and convertible securities shall become rights for the same number of shares of Common Stock, par value $0.001 per share, of TMEN Delaware, with no other changes in the terms and conditions of such options or rights, including exercise prices and conversion rates, and effective upon the Effective Date, TMEN Delaware hereby assumes the outstanding and unexercised portions of such warrants and convertible securities and the obligations of TMEN Arkansas with respect thereto and (b) one share of TMEN Delaware common stock shall be reserved for issuance under from and after the Effective Date for each one full share of common stock of TMEN Arkansas reserved for issuance under such warrants and convertible securities immediately prior to the Effective Date.

ARTICLE V

GENERAL

5.1 Covenants of TMEN Delaware. TMEN Delaware covenants and agrees that it will, on or before the Effective Date of the Merger:

(a) file the Certificate of Merger with the Secretary of State of the State of Delaware;

(b) file this Agreement, together with an executed articles of merger, as provided in Section 4-27-1105 of the ABCA, with the Secretary of State of the State of Arkansas; and

(c) take such other actions as may be required by the DGCL or the ABCA, including in respect of dissenting shareholders of TMEN Arkansas.

5.2 Further Assurances. From time to time, as and when required by the Surviving Corporation or by its successors or assigns, there shall be executed and delivered on behalf of TMEN Arkansas such deeds and other instruments, and there shall be taken or caused to be taken by the Surviving Corporation and TMEN Arkansas such further and other actions as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by the Surviving Corporation, the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of TMEN Arkansas and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of TMEN Arkansas or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

5.3 Abandonment. At any time before the Effective Date of the Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either TMEN Arkansas or TMEN Delaware, or both, notwithstanding the approval of this Agreement by the shareholders of TMEN Arkansas or the sole stockholder of TMEN Delaware or both.

5.4 Amendment. The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretaries of State of the States of Delaware and Arkansas, provided that an amendment made subsequent to the adoption of this Agreement by the stockholder of either Constituent Corporation shall not unless approved by the stockholders as required by law: (i) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation; (ii) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger; or (iii) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of any Constituent Corporation.

5.5 Dissenting Shareholders. The Surviving Corporation will promptly pay to any dissenting shareholders of TMEN Arkansas the amount, if any, to which they shall be entitled under Section 4-27-1301 et seq. of the Arkansas Business Corporation Act with respect to the rights of dissenting shareholders.

5.6 Agreement. Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at 124 W. Capitol Avenue, Suite 880, Little Rock, Arkansas 72201

5.7 Governing Law. This Agreement shall be governed by the laws of the State of Delaware, excluding applicable conflict-of-laws principles, except to the extent the laws of the State of Arkansas must be applied pursuant to the relevant conflict-of-laws principles.

5.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which, together, shall constitute the same instrument.

IN WITNESS WHEREOF, the parties hereto executed this Agreement as of the day and year first written above.

THERMOENERGY CORPORATION,
an Arkansas corporation

By: /s/ Dennis C. Cossey
Name: Dennis C. Cossey
Title: Chairman, President and CEO

THERMOENERGY CORPORATION,
a Delaware corporation

By: /s/ Dennis C. Cossey
Name: Dennis C. Cossey
Title: President